CONTACT:	Jim Pach	Devin Sullivan
	Principal Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH TO SUSPEND POLLUTION CONTROL OPERATION IN CHINA SUBSIDIARY AS PART OF ONGOING OPERATIONAL IMPROVEMENT INITIATIVES
WARRENVILLE, Ill. - January 18, 2019 - Fuel Tech, Inc. (NASDAQ: FTEK) (or “the Company”), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, announced today the planned suspension of its Air Pollution Control (“APC”) business operation in China (“Beijing Fuel Tech”). This action is part of Fuel Tech’s ongoing operational improvement initiatives designed to prioritize resource allocation, reduce costs, and drive profitability for the Company on a global basis.
The transition associated with the suspension of the APC business is underway, and includes staff rationalization, supplier and partner engagement, and the monetization of certain assets. The Company expects to complete the process by the end of the second quarter of 2019.
“The APC business of Beijing Fuel Tech has become increasingly challenged over the past few years, the result of increased local competition and the commoditization of these technologies in the Chinese market. These market forces have resulted in significant margin erosion on the sale of our APC technology product suite, which has driven unacceptable financial results,” said Vincent J. Arnone, Fuel Tech’s Chairman, President and Chief Executive Officer. “We are confident that this is the proper decision for our Company, given the negative financial impact of Beijing Fuel Tech’s performance on our overall financial results, and the existence of more promising growth opportunities in other markets.
“The expected cost savings and improved cash flow associated with the suspension of the APC operation at Beijing Fuel Tech, in combination with those generated by our previously implemented cost reduction initiatives and ongoing business development, will allow us to build scale in promising market geographies and sharpen our focus on opportunities that deliver better returns,” continued Mr. Arnone.
For the full year ended December 31, 2017 and nine months ended September 30, 2018, revenues at Beijing Fuel Tech were $8.0 million and $2.4 million, respectively, and operating losses totaled $1.7 million and $1.6 million, respectively. The Company expects to record charges associated with the suspension of the APC operation at Beijing Fuel Tech in 2019, however, these amounts have not yet been established.
Mr. Arnone concluded, “The operational improvement initiatives undertaken by Fuel Tech over the last few years have significantly lowered the Company’s expense profile, narrowed operating losses, and allowed the Company to maintain a strong cash position. Fuel Tech returned to operating profitability in Q3 2018, driven by a 19% increase in total revenue and a 17% decline in SG&A compared to the prior year period. We reiterate our forecast for continuing operational improvement in 2018 when compared to 2017. This includes higher total revenues, profitability from continuing operations, and positive cash flow generation.”

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.